Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Tekni-Plex, Inc.
Somerville, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-4 of our reports dated October 24, 2005 relating to the consolidated financial statements and supplemental schedules appearing in the Company’s Form 10-K for the year ended July I, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Woodbridge, New Jersey
January 27,2006